Report of Independent Accountants

To the Board of Directors and Shareholders of the One Group Mutual Funds


In planning and performing our audits of the financial statements of Treasury
 Only Money Market Fund, the
 Government Money Market Fund,
 the Institutional Prime Money
 Market Fund, the Cash Management
 Fund, the Michigan Municipal
 Money Market Fund, the Municipal
 Cash Management Fund, the
 Municipal Money Market Fund, the
 Ohio Municipal Money Market
 Fund, the Prime Money Market
 Fund, the US Government
 Securities Money Market Fund, the
 US Treasury Securities Money
 Market Fund, the Small Cap
 Growth Fund, the Small Cap
 Value Fund, the Mid Cap
 Growth Fund, the Mid Cap
Value Fund, the Diversified Mid
 Cap Fund, the Large Cap
 Growth Fund, the Large Cap
 Value Fund, the Equity Income
Fund, the Diversified Equity
Fund, the Balanced Fund, the
Equity Index Fund, the
Market Expansion Index
Fund, the Technology Fund,
the Health Sciences Fund,
the International Equity Index
Fund, the Diversified International
Fund, the Investor Conservative
 Growth Fund, the Investor Balanced
 Fund, the Investor Growth
& Income Fund, the Investor Growth
Fund, the Short Term Municipal
 Bond Fund, the Intermediate
Tax-Free Bond Fund, the Tax-Free
Bond Fund, the Municipal Income
Fund, the Arizona Municipal Bond
Fund, the Kentucky Municipal Bond
 Fund, the Louisiana Municipal Bond
Fund, the Michigan Municipal Bond
 Fund, the Ohio Municipal Bond Fund,
 the West Virginia Municipal Bond
 Fund, the Ultra Short-Term Bond
Fund, the Short-Term Bond Fund,
the Intermediate Bond Fund, the Bond
 Fund, the Income Bond Fund, the
Mortgage-Backed Securities Fund,
 the Government Bond Fund, the
 Treasury & Agency Fund, and the
 High Yield Bond Fund (the "Funds")
 for the year ended June 30, 2001,
 we considered the Funds' internal
 control, including control activities
 for safeguarding securities, in order
 to determine our auditing procedures
 for the purpose of expressing our
 opinions on the financial statements
 and to comply with the
 requirements of Form N-SAR,
 not to provide assurance on internal
 control.

The management of the Funds is
 responsible for establishing and
 maintaining internal control.  In
 fulfilling this responsibility,
 estimates and judgments by
 management are required to
assess the expected benefits and
 related costs of controls.
Generally, controls that are
 relevant to an audit pertain to
 the entity's objective of preparing
 financial statements for external
 purposes that are fairly presented
 in conformity with generally
 accepted accounting principles.
  Those controls include the
safeguarding of assets against
 unauthorized acquisition, use
 or disposition.

Because of inherent limitations in
 internal control, errors or fraud
 may occur and not be detected.
  Also, projection of any evaluation
 of internal control to future periods
 is subject to the risk that controls
 may become inadequate because
 of changes in conditions or that the
 effectiveness of their design and
 operation may deteriorate.

Our consideration of internal control
 would not necessarily disclose all
 matters in internal control that
 might be material weaknesses
 under standards established by
the American Institute of Certified
 Public Accountants.  A material
 weakness is a condition in which
 the design or operation of one or
 more of the internal control
components does not reduce to a
 relatively low level the risk that
 misstatements caused by error
or fraud in amounts that would
be material in relation to the
financial statements being
audited may occur and not be
detected within a timely period
by employees in the normal course
 of performing their assigned
 functions.  However, we noted
 no matters involving internal
control and its operation, including
 controls for safeguarding securities,
 that we consider to be material
 weaknesses as defined above as
 of June 30, 2001.

This report is intended solely for
 the information and use of the
 Board of Directors, management
 and the Securities and Exchange
 Commission and is not intended
 to be and should not be used by
 anyone other than these specified
 parties.




PricewaterhouseCoopers LLP
Columbus, Ohio
August 16, 2001
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